Exhibit 10.2

ORGANIZER WARRANT AGREEMENT

ORGANIZER WARRANT AGREEMENT (this "Agreement") governs those Organizer Warrant Certificates (as more specifically described below) issued by Quinnipiac Bank & Trust Company (the "Bank").
W I T N E S S E T H:
WHEREAS, in connection with the organization of the Bank certain individuals (the "Organizers") contributed at-risk capital contributions (the "Loans") to the Bank and engaged in the organizational effort of the Bank pursuant to a Joint Venture Agreement by and between the Organizers (the "Joint Venture Agreement") and Ms. Elin Hayes (the "Founder") contributed Loan pursuant to a verbal agreement with the Bank (the "Founder Agreement");
WHEREAS, pursuant to the Joint Venture Agreement and the Founder Agreement, the Organizers and the Founder, as applicable, may elect to receive capital stock of the Bank in repayment of the Loans and, for each share so purchased, such Organizer or Founder would receive one warrant hereinafter described (the "Organizer Warrants");
WHEREAS, each Organizer and Founder has so elected to receive Organizer Warrants.
WHEREAS, the Bank has issued the Organizer Warrants to the Organizers and Founders to purchase an aggregate maximum of up to 122,500 shares of its Common Stock, $0.01 par value, (the "Common Stock") (the shares of Common Stock issuable on exercise of the Organizer Warrants being referred to herein as the "Organizer Warrant Shares") with each Organizer Warrant entitling the holder thereof to purchase one share of Common Stock at a purchase price of $10.00 per share, to the individuals and in the amounts shown on Exhibit A;
WHEREAS, the Bank will act in connection with the issuance, division, transfer, exchange and exercise of Organizer Warrants;

NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Organizer Warrants and the respective rights and obligations thereunder of the Bank and the registered owners of the Organizer Warrants (the "Holders"), the Bank hereby agrees as follows:
Section 1.                      Transferability and Form of Warrant.
1.1           Transfer.  The Organizer Warrants are separately transferable from the shares of Common Stock. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Bank. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Bank in its discretion.
1.2           Form of Organizer Warrant.  The Organizer Warrant shall be substantially in the form of the Organizer Warrant Certificate, as set forth in Exhibit B attached hereto. The Organizer Warrants shall be executed on behalf of the Bank by its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or an Assistant Secretary. The signature of any such officers on the Organizer Warrants may be manual or facsimile.
Organizer Warrants bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Bank shall bind the Bank, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Organizer Warrants or did not hold such offices on the date of this Agreement.
Section 2.                      Exchange of Organizer Warrant Certificate.
Each Organizer Warrant Certificate may be exchanged for another Organizer Warrant Certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Organizer Warrant Shares as the Organizer Warrant Certificate or Certificates surrendered then entitle such Holder to purchase. Any Holder desiring to exchange a Organizer Warrant Certificate or Certificates shall make such request in writing delivered to the Bank, and shall surrender, properly endorsed, the Organizer Warrant Certificate or Certificates to be so exchanged. Thereupon, the Bank shall countersign and deliver to the person entitled thereto a new Organizer Warrant Certificate or Certificates, as the case may be, as so requested.
Section 3.                      Terms and Exercise of Organizer Warrants.
3.1           Term of Organizer Warrants.  Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised at any time until March 5, 2018 (the "Expiration Date"), to purchase from the Bank the number of Organizer Warrant Shares which the Holder may at the time be entitled to purchase on exercise of such Organizer Warrants.

3.2           Exercise of Organizer Warrants.  Organizer Warrants may only be exercised for the purchase of whole Organizer Warrant Shares. Organizer Warrants may be exercised upon surrender to the Bank at the principal office of the Bank of the Organizer Warrant Certificate or Certificates evidencing the Organizer Warrants to be exercised (except as otherwise provided below), together with the form of election to purchase on the reverse thereof duly filled in and signed, and, upon payment to the Bank of the Warrant Exercise Price (as defined in and determined in accordance with the provisions of Sections 7 and 8, and this Section 3), for the number of Organizer Warrant Shares in respect of which such Organizer Warrants are then exercised. Payment of the aggregate Warrant Exercise Price shall be made in cash or by certified or official bank check.
Subject to Section 4 hereof, upon such surrender of Organizer Warrant Certificates and payment of the Warrant Exercise Price as aforesaid, the Bank shall cause to be issued and be delivered within two (2) business days to or upon the written order of the Holder, a certificate or certificates for the number of full Organizer Warrant Shares so purchased upon the exercise of such Organizer Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Organizer Warrant Shares as of the date of the surrender of such Organizer Warrant Certificate and payment of the Warrant Exercise Price, as aforesaid; provided however, that if at the date of surrender of such Organizer Warrants and payment of such Warrant Exercise Price, the transfer books for the Organizer Warrant Shares shall be closed, the certificates for the Organizer Warrant Shares in respect of which such Organizer Warrants are then exercised shall be issuable as of the date on which such books shall next be opened (whether before or after the Expiration Date) and until such date the Bank shall be under no duty to deliver any certificate for such Organizer Warrant Shares; provided further, however, that the transfer books of record unless otherwise required by law, shall not be closed at any one time for a period longer than twenty (20) days. The rights of purchase represented by the Organizer Warrants shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part and, in the event that a Organizer Warrant Certificate evidencing Organizer Warrants is exercised in respect of less than all of the Organizer Warrant Shares purchasable on such exercise at any time prior to the date of expiration of the Organizer Warrants, a new Organizer Warrant Certificate evidencing the remaining Organizer Warrant or Organizer Warrants will be issued.

3.3           Acceleration by the Bank.  The Bank shall not have the right to accelerate the Expiration Date. Notwithstanding the foregoing, the Bank may accelerate the Expiration Date if required by applicable law, regulation or action of governing regulatory authorities of the Bank in the event the Bank becomes undercapitalized.
Notice of the acceleration shall be mailed no less than 15 nor more than 30 days prior to the date specified as the accelerated Expiration Date (the "Accelerated Expiration Date") and shall be given to the Bank and the Holders in accordance with the provisions of Section 8.2 hereof. Each Holder shall continue to have the right to exercise Organizer Warrants in accordance with the provisions of Section 3.2 hereof until 5:00 P.M., Eastern Standard Time, on the Accelerated Expiration Date.
Section 4.                      Payment of Taxes.
The Bank will pay all documentary stamp taxes, if any, attributable to the initial issuance of Organizer Warrant Shares upon the exercise of Organizer Warrants; provided however, that the Bank shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Organizer Warrant Certificate or Certificates for Organizer Warrant Shares in a name other than that of the registered Holder of Organizer Warrants in respect of which such Organizer Warrant Shares are issued.
Section 5.                      Mutilated or Missing Warrant Certificate.
In case any of the Organizer Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Bank may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Organizer Warrant Certificate, or in lieu of and substitution for the Organizer Warrant Certificate if lost, stolen or destroyed, a new Organizer Warrant Certificate of like tenor and representing an equivalent right or interest; but only upon receipt of evidence satisfactory to the Bank of such loss, theft or destruction of such Organizer Warrant and indemnity, if requested, also satisfactory to the Bank. An applicant for such a substitute Organizer Warrant Certificate shall also comply with such other reasonable requirements and pay such other reasonable charges as the Bank may prescribe.
Section 6.                      Reservation of Organizer Warrant Shares, Purchase of Organizer Warrants.
6.1           Reservation of Organizer Warrant Shares.  There have been reserved, and the Bank shall at all times keep reserved, out of its authorized and unissued Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Organizer Warrants.

6.2           Purchase of Organizer Warrants by the Bank.  The Bank shall have the right, except as limited by law, other agreement or herein, to purchase or otherwise acquire Organizer Warrants at such times, in such manner and for such consideration as it may deem appropriate.
6.3           Cancellation of Organizer Warrants.  In the event the Bank shall purchase or otherwise acquire Organizer Warrants, the same shall thereupon be canceled by it and retired. The Bank shall cancel any Organizer Warrants surrendered for exchange, substitution, transfer or exercise in whole or in part.
Section 7.                      Organizer Warrant Price.
The price per share at which Organizer Warrant Shares shall be purchasable upon exercise of Warrants (the "Warrant Exercise Price") shall be $10.00 (the Offering price of the Shares).
Section 8.                      Adjustment of Organizer Warrant Price and Number of Warrant Shares.
The number and kind of securities purchasable upon the exercise of each Organizer Warrant and the Warrant Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter defined.
8.1           Mechanical Adjustments.  The number of Organizer Warrant Shares purchasable upon the exercise of each Organizer Warrant and the Warrant Exercise Price shall be subject to adjustment as follows:
(a) In case the Bank shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide or "split" its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification or recapitalization of its shares of Common Stock other securities of the Bank, the Holder of the Organizer Warrant shall be entitled to purchase the number of Organizer Warrant Shares or other securities of the Bank which he would have been able to purchase after the happening of any of the events described above, had such Organizer Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.
(b) In case the Bank shall distribute to all holders of its shares of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in paragraph (a) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, then in each case the number of Organizer Warrant Shares thereafter purchasable upon the exercise of each Organizer Warrant shall be determined by multiplying the number of Organizer Warrant Shares purchasable upon the exercise of each Organizer Warrant before the occurrence of such event, by a fraction, of which the numerator shall be the then current market price per share of Common Stock (as defined in paragraph (c) below) on the date of such distribution, and of which the denominator shall be the then current market price per share of Common Stock, less the then fair value (as determined by the Board of Directors of the Bank, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

(c) For the purpose of any computation under paragraph (b) of this Section, the current market price per share of Common Stock at any date shall be the average representative closing bid quotation as reported on NASDAQ or, in the event the Common Stock is listed on a securities exchange, the average closing sales price on the principal such exchange for the Common Stock for the five consecutive trading days ending the day prior to the date as of which such computation is made. In the event that none of the above sources are available, the Board of Directors of the Bank shall determine the current market price based upon such information and evidence as they determine to be credible and relevant at the time.
(d) No adjustment in the number of Organizer Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Organizer Warrant Shares purchasable upon the exercise of each Organizer Warrant; provided, however, that any adjustments which by reason of this paragraph (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.
(e) Whenever the number of Organizer Warrant Shares purchasable upon the exercise of each Organizer Warrant is adjusted, as herein provided, the Warrant Exercise Price payable upon exercise of each Organizer Warrant shall be adjusted by multiplying such Warrant Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Organizer Warrant Shares purchasable upon the exercise of each Organizer Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Organizer Warrant Shares so purchasable immediately thereafter.

(f) For the purpose of this subsection 8.1, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Bank at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders shall become entitled to purchase any shares of the Bank other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Organizer Warrant and the Warrant Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Organizer Warrant Shares contained in paragraphs (a) through (e), inclusive, above, and the provisions of Section 3 and subsections 8.2 and 8.3 with respect to the Organizer Warrant Shares, shall apply on like terms to any such other shares.
8.2           Notice of Adjustment.  Whenever the number of Organizer Warrant Shares purchasable upon the exercise of each Organizer Warrant or the Warrant Exercise Price of such Organizer Warrant Shares is adjusted, as herein provided, the Bank shall promptly to mail by first class mail, postage prepaid, to each Holder notice of such adjustment or adjustments.
8.3           No Adjustment for Dividends.  Except as provided in subsection 8.1, no adjustment in respect of any dividend shall be made during the term of an Organizer Warrant or upon the exercise of an Organizer Warrant.
8.4           Presentation of Purchase Rights Upon Consolidation, etc.  In case of any consolidation of the Bank with or merger of the Bank into another corporation, the Bank or such successor or purchasing corporation, as the case may be, shall execute an agreement providing that each Holder shall have the right thereafter upon payment of the Warrant Exercise Price in effect immediately prior to such action to purchase upon exercise of each Organizer Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Organizer Warrant been exercised immediately prior to such action. The Bank shall mail by first class mail, postage prepaid, to each Holder, notice of the execution of any such agreement.
8.5           Statement on Organizer Warrants.  Irrespective of any adjustments in the Warrant Exercise Price or the number or kind of shares purchasable upon the exercise of the Organizer Warrants, the Organizer Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Organizer Warrant Certificates initially issuable pursuant to this Agreement.

Section 9.                      Expiration of Organizer Warrants.
On the Expiration Date or on the Accelerated Expiration Date, if the Bank accelerates the Expiration Date pursuant to Section 3.3, all outstanding Organizer Warrants shall become void and all rights of all holders thereof and thereunder and under this Agreement shall cease.
Section 10.                      No Rights as Shareholders; Notices to Holders.
Notices contained in this Agreement or in any of the Organizer Warrants shall not be construed as conferring upon the Holders or their transferees (i) the right to vote for the election of directors of the Bank or for any other matter; or (ii) to receive dividends or any rights whatsoever as shareholders of the Bank.
Section 11.                      Acceptance by Holder.
A Holder's receipt of an Organizer Warrant Certificate shall be deemed his or her acceptance of the terms and conditions set forth herein.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the day and year first above written.

QUINNIPIAC BANK & TRUST COMPANY

By: /s/ Mark A. Candido
Mark A. Candido
Its: President and Chief Executive Officer

Exhibit A

Organizer Warrant Schedule

Name	Organizer Warrant Amount
Richard R. Barredo	2,500
Mark A. Candido	5,000
Richard A. Ciardiello	10,000
Carl R. DaVia	10,000
Sallie A. DeMarsilis	10,000
Stephen J. DiCapua	2,500
Richard H. Fitzpatrick. Jr.	5,000
Bonita Grubbs	--0--
Paul A. Gustafson	10,000
Elin Hayes	10,000
Joseph P. Lion	10,000
Brian P. McArdle	10,000
Raymond W. Palumbo	5,000
Pasquale Salvatore	5,000
Gregory O. Scott	10,000
Richard Spero	10,000
Richard C. Simione, CPA	2,500
Lorenzo B. Wyatt	5,000